                                                                 Exhibit 10.17.2

                              AMENDMENT #1 TO LEASE
                                 (200 MINUTEMAN)


1.       Parties.

         This Amendment, dated as of June 4, 1998, is between 200 Minuteman Limited Partnership ("Landlord") and PictureTel Corporation ("Tenant").

2.       Recitals.

         2.1 Landlord and Tenant have entered into a Lease, dated 3/19/97, for improved property located at 200 Minuteman Road, Andover, Massachusetts. This Lease, together with all amendments thereto, collectively are called the "Lease." Unless otherwise defined, terms used herein have the same meanings as those used in the Lease.

         2.2 Landlord and Tenant wish to amend the Lease. To accomplish this, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows:

3.       Amendments.

         3.1      Section 1.1(aa) is deleted and is replaced by the following:

                           "(aa) "Commencement Date": The later of: September
                  15, 1998; or thirty (30) days after the Occupancy Date."

         3.2 Addendum #4 and Addendum #5 are deleted, and Addendum #5 attached to and incorporated into this Amendment is substituted for Addendum #5 attached to the Lease. All references in this Lease to Addendum #4 and/or to any Purchase Options are deleted.

4.       No Other Changes.

         The Lease remains in full force and effect, and except as set forth above it remains unchanged.

         IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment under seal as of the date in Article 1 above.



200 MINUTEMAN LIMITED PARTNERSHIP,            PICTURETEL CORPORATION, a Delaware
a Delaware limited partnership                corporation

                                              By:  /s/ Authorized Signatory
     By: NIUNA-200 MINUTEMAN, INC.,               ______________________________
         its general partner                      Name:
                                                  Title:
                                                  Authorized Signature
              By:  /s/ Authorized Signatory
                  _________________________
                  Name:
                  Title:
                  Authorized Signature        By:  /s/ Authorized Signatory
                                                  ______________________________
                                                  Name:
                                                  Title:
                                                  Authorized Signature

                                   ADDENDUM #5

                        RIGHT OF FIRST OFFER TO PURCHASE


1.       Grant of Rights.

         (a) Subject to the terms of this Addendum, before Landlord sells or conveys the Premises during the initial Lease term (other than pursuant to a sale or conveyance to any of Landlord's Control Affiliates) Landlord shall notify Tenant in writing (the "Offer Notice") of the purchase price and the terms of payment thereof (e.g., all cash, or cash and purchase money financing or assumption of debt) that Landlord intends to accept for the Premises (the "Offer Price").

         (b) Within sixty (60) days after delivery of the Offer Notice, Tenant shall notify Landlord in writing that it unconditionally elects one of the two (2) following alternatives:

                  (i) To purchase the Premises for the applicable Offer Price and otherwise on the terms of this Addendum. (Tenant's election of the alternative described in this Subsection (i) is referred to as the "Purchase Election.")

                  (ii)     [INTENTIONALLY OMITTED]

                  (iii) To permit Landlord to sell or convey the Premises in accordance with this Addendum and to continue to lease the Premises on the terms of this Lease. (Tenant's election of the alternative described in this Subsection (iii) is called the "Existing Lease Election.")

         (c) TIME IS ABSOLUTELY OF THE ESSENCE. If for any reason Landlord does not actually receive Tenant's unconditional written notice of election as and when required, Tenant shall be deemed to have elected the Existing Lease Election. At Landlord's election, all of Tenant's rights and Landlord's obligations under or in connection with this Addendum shall lapse and become null and void if Tenant defaults hereunder or under the rest of this Lease at any time prior to any closing hereunder, or if Tenant defaults in connection with any closing hereunder or fails to close as required after its election of the Purchase Election (an "Offer Default"). Any amounts payable under this Addendum in connection with the Purchase Election are deemed to be amounts payable under the Lease, and any default hereunder will be deemed to be a default under the Lease and in such case Landlord shall be entitled to all rights and remedies hereunder and under the rest of the Lease, including, without limitation, the right to require specific performance from Tenant. If Tenant commits an Offer Default, Tenant also shall indemnify and hold Landlord harmless from and against all Liabilities incurred by Landlord that arise from or in connection with the Offer Default.

2. Purchase Election. If Tenant validly exercises the Purchase Election, then Landlord shall sell and Tenant shall purchase the Premises on the following terms and conditions:

         (a) The Offer Price for the Premises shall be as specified in the Offer Notice, and the cash portion of the purchase price for the Premises shall be payable by cashier's check or wire transfer of immediately available funds to or at the direction of Landlord and will be payable in full on or before the scheduled closing date. In addition to the cash portion of the purchase price, as of the closing Tenant shall, as and to the extent set forth in the Offer Notice, either repay in full all mortgage loan(s) secured by the Premises, and any other loan secured by the Letter of Credit (if separate from such mortgage loan(s)), other than those that are Unpermitted Financing (the "Existing Loans") (including, without limitation, any prepayment or "breakage" fees or similar charges) or assume the Existing Loans, and in any case Tenant will cause the lender(s) to release Landlord and its Affiliates as of the closing from all Liabilities in connection with the Existing Loans and Tenant shall indemnify and hold Landlord and its Affiliates harmless from all further Liabilities in connection



                                  ADDENDUM #5
                                  Page 1 of 4
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with the Existing Loans. In addition to the purchase price, Tenant shall pay all closing costs of any type (other than Landlord's attorneys' fees and costs), including, without limitation, commissions (if any) and the costs of deed stamps and documentary and transfer taxes and fees, surveys, title insurance, escrows, recording and other similar fees and costs. Base rent will be prorated between the parties as of the closing date, but there will be no other prorations or adjustments.

         (b) The closing will occur at a location in Massachusetts and on a date specified by Landlord pursuant to written notice to Tenant, which date will be at least three (3) months but no more than six (6) months after the Purchase Election. At the closing, Landlord will execute and deliver to Tenant a Massachusetts Quitclaim Deed (which will be subject to all matters of record and all title and survey exceptions), an affidavit of Landlord stating Landlord's U.S. taxpayer identification number and that Landlord is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended or Landlord shall provide the necessary forms if Landlord is a "foreign person"), and a blanket assignment to Tenant of all third party guaranties, warranties, permits, certificates, consents and approvals pertaining to the Premises that are assignable by Landlord, to the extent assignable at no cost or Liabilities to Landlord (unless Tenant advances such costs and discharges such Liabilities, in which case they shall be assigned to the extent assignable by Landlord).

         (c) Tenant specifically acknowledges and agrees that Landlord will sell and Tenant will purchase the Premises on an "as is with all faults" basis, subject to all exceptions to and defects of title, whether or not of record (but subject also to Tenant's rights and Landlord's obligations as set forth below), and that Tenant will not rely on nor will Landlord or any of its Affiliates be deemed to have made, any representations or warranties of any kind, express or implied including, without limitation, those in connection with the physical condition of the Premises (including, without limitation, any matters involving Hazardous Substances or compliance with any Laws), or the nature of title to the Premises, or the advisability of Tenant's purchase of the Premises). However, until and unless Tenant otherwise agrees in writing or defaults Landlord will not voluntarily execute any documents affecting title that materially adversely affect Tenant's operations or that render title to the Premises unmarketable (but easements, dedications or other documents for access, drainage, utilities or services (including cabling), curb cuts, or as otherwise may be needed to comply with applicable Laws or to enable Landlord to meet its obligations under this Lease or in connection with the construction of any new building(s) or the enlargement of the Building per this Lease, will not be deemed to be violations of this restriction). If this restriction is violated after the exercise of the Purchase Election, Tenant shall have the right to terminate that Purchase Election without liability and receive any deposit back. Notwithstanding the foregoing, even if Tenant has validly exercised a Purchase Election, Tenant shall have the right to terminate that Purchase Election without liability (except for Landlord's out-of-pocket costs) and shall not be required to close the purchase if, after the exercise of the Purchase Election but prior to closing, there is a casualty that causes damage of the type and to the extent described in Section 16.2(b)(x) such that Tenant otherwise would have the right to terminate this Lease, and in the reasonable judgment of a qualified independent contractor hired by Landlord it will take more than two (2) years from the date of the damage to restore access or restore or replace the destroyed parking spaces or substantially complete the repairs that Landlord would have been required to make, and Tenant notifies Landlord of its intent to terminate within thirty (30) days after receiving the notice from Landlord's contractor, which shall be provided as soon as reasonably practicable after the damage occurs. If these circumstances occur, the closing date shall be extended as necessary to accommodate this thirty (30)-day period. If Tenant does not so terminate, or if Tenant is not permitted to so terminate as a result of a casualty, as of the closing Landlord will assign to Tenant all casualty insurance proceeds otherwise payable to Landlord on account of the damage and all rights and claims in connection therewith (other than those which Landlord was entitled to receive for the period and/or for the work and services performed prior to the closing). Notwithstanding anything to the contrary, if Landlord is in the process of repairing or rebuilding casualty damage and Tenant subsequently validly exercises a Purchase Election: Landlord will continue the process of repairing or rebuilding as otherwise required in this Lease until


                                  ADDENDUM #5
                                  Page 2 of 4
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the closing date under the Purchase Election; Tenant will be deemed to have waived its right to terminate this Lease under Article 16, and its right to terminate the Purchase Election in connection with that casualty or any repairs or rebuilding in connection therewith; Landlord will assign to Tenant as of the closing all casualty insurance proceeds otherwise payable to Landlord on account of the damage and all rights and claims in connection therewith (other than those which Landlord was entitled to receive for the period and/or for the work and services performed prior to the closing), and Landlord shall assign to Tenant and Tenant shall assume all rights and Liabilities of Landlord under the contracts entered into in connection with the repair or rebuilding to the extent assignable and Tenant shall indemnify Landlord and its Affiliates for and hold them harmless from all Liabilities in connection therewith; and Landlord shall be obligated to continue to repair or rebuild after the closing date only if and to the extent actually agreed to by Landlord and Tenant in good faith and in writing at the time.

         (d) As of the closing, Tenant and its Affiliates will be deemed to have released and discharged Landlord and its Affiliates from, and to have waived, all Liabilities of any type, known or unknown, including, without limitation, Liabilities under or in connection with this Lease and/or the Premises (except as set forth in the last sentence of Subsection (e) below). As a condition to closing, Landlord may require that Landlord's Mortgagees release Landlord and its Affiliates from Liabilities under or in connection with any Superior Leases or Mortgages. From and after the closing, Tenant shall indemnify, defend and hold Landlord free and harmless from all Liabilities under or in connection with this Lease and/or the Premises and/or the purchase thereof (except as set forth in the last sentence of Subsection (e) below).

         (e) Time is of the essence in this Addendum. If Tenant defaults hereunder after the closing under a Purchase Election or Tenant or Landlord defaults under any of the documents delivered by it in connection therewith, in addition to any rights and remedies available to each of the respective parties, each party shall have all rights and remedies at law and in equity, all of which are cumulative and not exclusive, including, without limitation, the right to require specific performance. The exercise of a Purchase Election or any closing as a result thereof shall not relieve Tenant or Landlord from any Liabilities for any defaults under this Lease, nor will they extinguish Liabilities for any indemnities or other obligations that survive pursuant to the terms of the rest of this Lease or this Addendum.

3.       [INTENTIONALLY OMITTED]

4.       Existing Lease Election.

         (a) If Tenant validly elects (or is deemed to have elected) the Existing Lease Election, then for the next twelve (12) months after Tenant's election, Landlord may not sell or convey the Premises (other than pursuant to a sale or conveyance to any of Landlord's Control Affiliates) for a purchase price which is less than ninety-seven percent (97%) of the applicable Offer Price without first delivering to Tenant a new Offer Notice with an Offer Price equal to such new, lower purchase price. If Landlord delivers such a new Offer Notice, then Tenant shall have the right to elect either the Purchase Election or the Existing Lease Election in accordance with the procedures established in Section 1 above, except that Tenant will have forty-five (45) days, and not sixty (60) days, within which to respond to Landlord's new Offer Notice. If within twelve
(12) months after Tenant validly elects (or is deemed to have elected) the Existing Lease Election in accordance with this Section 3 Landlord has not executed a binding agreement to sell or convey the Premises for a purchase price which is equal to or greater than ninety-seven percent (97%) of the new, lower Offer Price, or if Landlord has entered into such a binding agreement within the twelve (12)-month period but fails to close thereunder, then the terms and conditions in Section 1 above again will apply.

         (b) If Tenant validly elects (or is deemed to have elected) the Existing Lease Election, then Tenant will have the right, upon written request to Landlord, to participate reasonably and in


                                  ADDENDUM #5
                                  Page 3 of 4
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good faith with Landlord in the negotiations conducted by Landlord to sell or convey the Premises, which negotiations will be subject to Landlord's control and direction. Tenant acknowledges and agrees that the manner and substance of these negotiations are critical to Landlord, and so Tenant will support Landlord's negotiating positions (provided that, unless Tenant otherwise agrees, such negotiating positions do not attempt to change Tenant's rights and obligations under this Lease) and will not attempt to delay, obstruct or hinder these negotiations. Landlord will have the right at any time and in its sole discretion to suspend, terminate or continue such negotiations and, subject to Subsection (a) above, Articles 6 and 7 of this Addendum and the parenthetical in the preceding sentence, to accept or reject terms offered by prospective buyers and to execute documents and agreements, binding or otherwise, in connection with a sale or conveyance of the Premises. Tenant shall not have the right or power nor shall it attempt to bind Landlord in connection with a sale or conveyance of the Premises or to deal directly or negotiate alone with any prospective buyer or its agents without Landlord's prior written consent.

5. Termination of Rights. Notwithstanding anything to contrary, at Landlord's election all of Tenant's rights and Landlord's obligations under or in connection with this Addendum will lapse and become null and void upon:

         (a) The termination or expiration of the Lease term in accordance with its terms, prior to any closing hereunder; or

         (b) The bona fide purchase or other acquisition of all or substantially all of the Premises other than by any of Landlord's Control Affiliates prior to the valid exercise of the Purchase Election hereunder and other than any sale or conveyance which is prohibited under this Lease; or

         (c)      As set forth in Section 9 below; or

         (d)      At the end of the initial Lease term.

6. No Sale to Direct Competitors. Unless and until Tenant's rights under this Addendum have lapsed or terminated, Landlord shall not sell or convey the Premises to: AT&T, Intel, VTEL Corp., and Sony.

7.       [INTENTIONALLY OMITTED]

8. Unaffected Parties. Notwithstanding anything to the contrary, Tenant's rights and Landlord's obligations under or in connection with this Addendum will not be binding on and will not affect or otherwise apply in any way to Landlord's Mortgagees or their successors, assigns and purchasers or their respective Affiliates, whether or not they take title to or acquire all or substantially all of the Premises.

9. Personal Rights. Notwithstanding anything to contrary, the rights of Tenant in this Addendum are granted only to and may be exercised only by the Tenant originally named in this Lease, and they may not be exercised by anyone else (other than by an assignee to whom such rights have been entirely assigned pursuant to a valid assignment of this Lease pursuant to which Tenant has become a Released Assignor, if at the time of such assignment the assignor and the assignee deliver to Landlord a jointly executed written notice stating unconditionally that the assignee has the right to exercise such rights) and Tenant shall not, and shall not have the right or power to, otherwise assign or otherwise Transfer any of its rights under or in connection this Addendum. Tenant may assign this Lease without granting to the assignee the rights of Tenant under this Addendum, but in such event Tenant will retain those rights if and only if Tenant has not become a Released Assignor in connection with its valid assignment of this Lease.


                                  ADDENDUM #5
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